CONSENT OF MOORE STEPHENS, P.C.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the registration statement on Form S-1 of CVD Equipment Corporation of our report included herein pertaining to the audits of the consolidated financial statements of CVD Equipment Corporation.

We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ MOORE STEPHENS, P.C.
Certified Public Accountants.
Cranford, New Jersey
June 29, 2007